UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported)    November 11, 2005

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POWER SAVE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-33890	88-0227424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Admiralty Way, Suite 100P, Marina Del Rey, CA 90292

(Address of principal executive offices)

(310) 821-2244

Registrants’ telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant Under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

In November 2005 an Agreement and Plan of Merger was entered into between Power Save International, Inc. (“PWSV”), a Nevada corporation and its wholly owned subsidiary Beere Financial Equity Corp. (“BRFE”), a Nevada corporation whereby, subject to the conditions stated therein, at the effective time of the merger, PWSV would merge with BRFE with BRFE being the survivor. Effective on or about November 10, 2005, this merger was filed with the State of Nevada.

BRFE is a development stage operation with certain assets valued at $4,900,000 and is negotiating contracts for the sale of certain inventory and the acquisition of an operating business. The merger will have no impact on the corporations consolidated assets or shareholding.

The company will begin trading on November 14, 2005 as Beere Financial Equity Corp at OTC: BRFE.

The foregoing description of the merger qualified in their entirety by reference to the documents filed as exhibits to this current report on Form 8-K and are herby incorporated by reference.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the conclusion of the merger Norman Birmingham remains as the President, Chief Executive Officer and Chairman of the Board of Directors. Russell Smith is appointed as a director and Secretary and Scott Balmer is added as a director of the surviving entity Beere Financial Equity Corp.

Item 9.01

Financial Statements and Exhibits

No financial statements have been filed or are expected to be filed as this transaction is immaterial as the financial statements for the Company were filed on a consolidated basis at September 30, 2005.

Exhibits

1.1

Agreement and Plan of Merger, by and among Power Save International, Inc. and Beere Financial Equity Corp.

Signatures

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Power Save International, Inc.
By:	/s/ RUSSELL L. SMITH
Russell L. Smith, President

Dated:   November 10, 2005

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